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VAXXINITY,

INC.

2021 OMNIBUS INCENTIVE COMPENSATION

PLAN
SECTION 1.

Purpose.

The purpose of this 2021 Omnibus Incentive
Compensation Plan (the “Plan”) is to enable the Company (as defined below) to grant equity compensation awards and other types of incentive compensation.

The Plan is intended to replace
the Prior Plan (as defined below), which shall be automatically terminated and replaced and superseded by the Plan on the Effective Date (as defined below).

Notwithstanding the foregoing,
any awards granted under the Prior Plan shall remain in effect pursuant to their terms.
SECTION 2.

Definitions.

As used herein, the following terms shall have the
meanings set forth below:
“Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (b) any entity in which the
Company has a significant equity interest, in either case, as determined by the Committee.
“Applicable Exchange” means The Nasdaq Global Market or any other national stock exchange or quotation system on which the Shares may be listed or quoted.
“Applicable Law” means legal requirements relating to the Plan under U.S.
Federal and state corporate law, U.S. Federal and state securities law,

the Code, the Applicable
Exchange and the applicable laws of any foreign country or jurisdiction where Awards are, or
will be, granted.
“Award” means

any award that is permitted under Section 6 and granted under the Plan.
“Award

Agreement” means any written or electronic agreement, contract or other instrument or document evidencing any Award.
“Board” means the Board of Directors of the Company.
“Cash Incentive Award”

means an Award that is

settled in cash and the value of
which is set by the Committee but is not calculated by reference to the Fair Market Value of a
Share.
“Cause” shall have the meaning as set forth in the applicable Award
Agreement.

In the case that any Award

Agreement does not contain a definition of “Cause,”
“Cause” shall mean (i) the Participant’s dishonest statements or acts with respect to the Company or any Affiliate, or any current or prospective customers, suppliers vendors or other third parties with which such entity does business; (ii) the Participant’s commission of (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) the Participant’s failure to perform his assigned duties and responsibilities to the reasonable satisfaction of the Company which failure continues, in the reasonable judgment of the Company, after written notice given to the Participant by the Company; (iv) the Participant’s gross negligence, willful misconduct or insubordination with respect to the Company or any Affiliate;

or (v) the Participant’s material

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violation of any provision of any agreements between the grantee and the Company relating to noncompetition, nonsolicitation, nondisclosure and/or assignment of inventions.
“Change of Control” means the occurrence of any of the following events:
(i)

during any period of twenty-four (24) consecutive calendar months, individuals who were Directors on the first day of such period (the “Incumbent
Directors”) cease for any reason to constitute a majority of the non-employee members of the Board; provided, however, that any individual becoming a Director subsequent to the first day of such period whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of, or in connection with, an actual or threatened proxy contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of any Person or Persons (whether or not acting in concert) other than the Board;
(ii)

the consummation of (A) a merger, consolidation, statutory share exchange or similar form of transaction involving (x) the Company or (y) any of its
Subsidiaries, but in the case of this clause (y) only if Company Voting

Securities (as
defined below) are issued or issuable (a “Reorganization”) or (B) the sale or other similar disposition of all or substantially all the assets of the Company to an entity that is not an
Affiliate (a “Sale”), in each case, if such Reorganization or Sale requires the approval of the Company’s stockholders under the law of the Company’s

jurisdiction of organization
(whether such approval is required for such Reorganization or Sale or for the issuance of securities of the Company in such Reorganization or Sale), unless, immediately following such Reorganization or Sale, (1) all or substantially all the Persons who were the
“beneficial owners” (as used in Rule 13d-3 under the Exchange Act (or a successor rule thereto)) of the securities eligible to vote for the election of the Board (“Company Voting
Securities”) outstanding immediately prior to the consummation of such Reorganization or Sale continue to beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization or Sale (including a corporation or other entity that, as a result of such transaction, owns the Company or all or substantially all the
Company’s assets either directly or through one or more subsidiaries) (the “Continuing
Company”) in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization or Sale, of the outstanding Company Voting
Securities (excluding, for such purposes, any outstanding voting securities of the
Continuing Company that such beneficial owners hold immediately following the consummation of the Reorganization or Sale as a result of their ownership prior to such consummation of voting securities of any corporation or other entity involved in or forming part of such Reorganization or Sale other than the Company), (2) no Person
(excluding (a) any employee benefit plan (or related trust) sponsored or maintained by the Continuing Company, (b) any entity controlled by the Continuing Company or,

(c)
the parties to the Voting

Agreement (as subject to adjustment as provided therein), so long as the Voting

Agreement is in effect and such parties (as subject to adjustment as

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provided therein) collectively hold a majority of the power (whether exclusive or shared)
to vote or direct the vote of then-outstanding shares of capital stock of the Continuing
Company) beneficially owns, directly or indirectly, 50% or more of the power to vote or direct the vote of then-outstanding shares of capital stock of the Company and (3) at least a majority of the members of the board of directors of the Continuing Company were
Incumbent Directors at the time of the execution of the definitive agreement providing for such Reorganization or Sale or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization or Sale;
(iii)

the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company unless such liquidation or dissolution is part of a transaction or series of transactions described in paragraph (ii) above that does not otherwise constitute a Change of Control; or
(iv)

any Person, corporation or other entity (other than (A) the Company,
(B) any trustee or other fiduciary holding securities under an employee benefit plan of the
Company or an Affiliate or (C) the parties to the Voting

Agreement (as subject to
adjustment as provided therein), so long as the Voting

Agreement is in effect and such
parties (as subject to adjustment as provided therein) collectively hold a majority of the power (whether exclusive or shared) to vote or direct the vote of then-outstanding shares of capital stock of the Continuing Company) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company Voting

Securities; provided, however, that for purposes of
this subparagraph (iv), the following acquisitions shall not constitute a Change of
Control: any acquisition (w) directly from the Company, (x) by any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (y) by an underwriter temporarily holding such Company Voting

Securities pursuant to an offering
of such securities or any acquisition by a pledgee of Company Voting

Securities holding
such securities as collateral or temporarily holding such securities upon foreclosure of the underlying obligation or (z) pursuant to a Reorganization or Sale that does not constitute a Change of Control for purposes of subparagraph (ii) above.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.
“Committee” means the Compensation Committee of the Board or a subcommittee thereof, or such other committee of the Board as may be designated by the Board to administer the Plan.
“Company” means Vaxxinity,

Inc., a corporation organized under the laws of
Delaware, together with any successor thereto.
“Director” means any non-employee member of the Board, but solely in his or her capacity as such a member of the Board.
“Effective Date” shall have the meaning specified in Section 11.

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“Eligible Person” means any current, former or prospective director, officer, employee or consultant (including any prospective director, officer,

employee or consultant) of
the Company or its Affiliates.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.
“Exercise Price” means (a) in the case of each Option, the price specified in the applicable Award Agreement

as the price-per-Share at which Shares may be purchased pursuant to such Option or (b) in the case of each SAR, the price specified in the applicable Award
Agreement as the reference price-per-Share used to calculate the amount payable to the
Participant pursuant to such SAR.
“Expiration Date” shall have the meaning specified in Section 11.
“Fair Market Value”

means, except as otherwise determined by the Committee,
(a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the
Committee and (b) with respect to Shares, as of any date, (i) the closing per-share sales price of
Shares as reported by the Applicable Exchange for such stock exchange for such date or if there were no sales on such date, on the closest preceding date on which there were sales of Shares or
(ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.
“Incentive Stock Option” means an option to purchase Shares from the Company that is intended to qualify for special Federal income tax treatment pursuant to Sections 421 and
422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award

Agreement.
“Independent Director” means a member of the Board (a) who is neither an employee of the Company or any Affiliate, and (b) who, at the time of acting, is a “Non-
Employee Director” within the meaning of Rule 16b-3.
“Nonqualified Stock Option” means an option to purchase Shares from the
Company that is not an Incentive Stock Option.
“Option” means an Incentive Stock Option or a Nonqualified Stock Option or
both, as the context requires.
“Participant” means any Eligible Person who is selected by the Committee to receive an Award or

who receives a Substitute Award.
“Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of any Award

and shall be based on the attainment of specific levels of
performance of the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, which may include any of the following: (A) share price;
(B) net income or earnings before or after taxes (including earnings before interest, taxes, depreciation and/or amortization); (C) operating income;

(D) earnings per share (including

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specified types or categories thereof); (E) cash flow (including specified types or categories thereof); (F) revenues (including specified types or categories thereof); (G) return measures
(including specified types or categories thereof); (H) shareholder return measures (including specified types or categories thereof); (I) sales or product volume; (J) working capital; (K) gross or net profitability/profit margins (including profitability of an identifiable business unit or product); (L) objective measures of productivity or operating efficiency; (M) costs (including specified types or categories thereof); (N) expenses (including specified types or categories thereof); (O) product unit and pricing targets; (P) credit rating or borrowing levels; (Q) market share (in the aggregate or by segment); (R) level or amount of acquisitions; (S) economic,

enterprise,

book, economic book or intrinsic book value (including on a per share basis);
(T) improvements in capital structure; (U) customer satisfaction survey results; and
(V) implementation or completion of critical projects.
“Person” means a “person” or “group” within the meaning of Sections 3(a)(9),
13(d) and 14(d) of the Exchange Act.
“Plan” shall have the meaning specified in Section 1.
“Prior Plan” means the Company’s 2021 Stock Option and Grant Plan.
“Restricted Share” means a Share that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable
Award Agreement.
“RSU” means a restricted stock unit Award that represents an unfunded

and
unsecured promise to deliver Shares, cash, other securities, other Awards or other property,
subject to the satisfaction of the applicable vesting conditions, in accordance with the terms of the applicable Award Agreement.
“Rule 16b-3” means Rule 16b-3 under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.
“SAR” means a stock appreciation right Award

that represents an unfunded and
unsecured promise to deliver Shares, cash, other securities, other Awards or other property equal
in value to the excess, if any, of the Fair Market Value

per Share over the Exercise Price per
Share of the SAR, subject to the terms of the applicable Award Agreement.
“SEC” means the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.
“Shares” means shares of Class A common stock of the Company, $0.0001 par value, or such other securities of the Company (a) into which such shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (b) as may be determined by the Committee pursuant to Section 4(b).
“Subsidiary” means any entity in which the Company, directly or indirectly, possesses fifty percent (50%) or more of the total combined voting power of all classes of its stock.

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“Substitute Awards” shall

have the meaning specified in Section 4(c).
“Treasury Regulations” means all proposed, temporary and final regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).
“Voting

Agreement” means the voting agreement, dated October 1, 2021, by and among Louis Reese, Blackfoot Healthcare Ventures

LLC, United Biomedical, Inc. and Mei Mei
Hu.
SECTION 3.

Administration.

(a)

Composition of the Committee.

The Plan
shall be administered by the Committee, which shall be composed of one or more directors, as determined by the Board.

The members of the Committee shall be Independent Directors, unless otherwise determined by the Board.

Unless otherwise expressly provided

in the Plan, the Board
shall also be permitted to exercise all powers delegated to the Committee.

(b)

Authority of the Committee.

Subject to the terms of the Plan and Applicable
Law, and in addition to the other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have sole and plenary authority to administer the Plan, including the authority to (i) designate Participants, (ii) determine all terms and conditions of
Awards, (iii) interpret,

administer, reconcile any inconsistency in, correct any default in and supply any omission in, the Plan and any instrument or agreement relating to, or Award made
under, the Plan, (iv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, (v) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards and (vi) make
any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
(c)

Committee Decisions.

Unless otherwise expressly provided in the Plan, all
designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award

shall be within the sole and plenary discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award and any stockholder.
(d)

Indemnification.

No member of the Board or the Committee,

or any
employee of the Company (each such person, a “Covered Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award.

Each Covered Person shall be indemnified and held harmless by the Company from and against (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award
Agreement and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the

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Company shall have sole control over such defense with counsel of the Company’s choice.

The
foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated
Bylaws, in each case, as may be amended from time to time.

The foregoing right of
indemnification shall not be exclusive of any other rights of indemnification to which Covered
Persons may be entitled under the Company’s Amended and Restated Certificate of
Incorporation or Amended and Restated Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.
(e)

Delegation of Authority to Senior Officers.

Subject to the terms of
Applicable Law, the Committee may delegate to one or more officers of the Company the
authority to make grants of Awards to

current and prospective Eligible Persons and all necessary
and appropriate decisions and determinations with respect thereto, subject to any conditions or requirements imposed by the Committee on the exercise of such delegated authority.
SECTION 4.

Shares Subject to the Plan. (a)

Share Limits. (i) Subject to
adjustment as provided in Section 4(b), the maximum number of Shares that may be issued pursuant to future Awards

(the “Share Limit”) shall initially be 8,700,000.

The Share Limit shall
(A) be reduced by the number of Shares issued in respect of Awards granted, (B) be increased by
(x) any Shares issued in respect of an Award

to the extent such Award

is subsequently forfeited,
or otherwise expires, terminates or is canceled or (y) any Shares surrendered or tendered to the
Company in payment of any exercise price or taxes withheld in respect of an Award,

(C) for the
avoidance of doubt, be neither increased nor decreased by any Shares subject to an Award that
are not issued in connection with its settlement (including cash settlement) and (D) be increased on each January 1 beginning on January 1, 2023 and ending (and including) January 1, 2030 in an amount (not less than zero) equal to the lesser of (x) 4% of the number of outstanding Shares as of the last day of the immediately preceding calendar year, (y) such number of Shares determined by the Committee,

if any such determination is made, and (z) the number of Shares underlying any Awards

granted, if any, during the immediately preceding calendar year,

less the
number of Shares by which the Share Limit was increased under clause (B) during the preceding calendar year; provided that, for purposes of this clause (z), calendar year 2022 shall be deemed to include the period beginning on the Effective Date and ending on December 31, 2021.
(ii)

Subject to adjustment as provided in Section 4(b), the maximum number of Shares that may be delivered upon the exercise of Incentive Stock Options shall be equal to 8,700,000 (the “ISO Limit”).
(b)

Adjustments for Changes in Capitalization and Similar Events.

(i)

In the
event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, rights offering, stock split, reverse stock split, split-up or spin-off, the Committee shall equitably adjust, in the manner the
Committee determines appropriate, any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards

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may be granted, including the Share Limit and the ISO Limit, and (B) the terms of any outstanding Award

so as to prevent the enlargement or diminishment of the benefits provided thereunder, including (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to such Award or to which such Award

relates,
(2) the Exercise Price, if applicable, with respect to such Award and (3) the vesting terms
(including performance goals) applicable to such Award.
(ii)

Subject to Section 4(b)(i), in the event of any reorganization, merger, consolidation, combination, repurchase or exchange of Shares or other securities of the
Company, issuance of warrants or other rights to purchase Shares or other securities of the
Company or other similar corporate transaction or event (including any Change of Control) or other unusual, extraordinary or non-recurring event (including a change in Applicable Law or accounting standards) affects the Shares, the Company,

its Affiliates or the Company’s financial
statements, the Committee may (A) equitably adjust any or all of (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be

granted,

including the Share Limit and the ISO Limit, and (2) the terms of any outstanding Award,

including (x) the number of Shares or other securities of the Company
(or number and kind of other securities or property) subject to such Award or to which such
Awa

rd relates (including through the assumption of such Award

by another entity or substitution
of such Award

for an award issued by another entity),

(y) the Exercise Price, if applicable, with
respect to such Award

and (z) the vesting terms (including performance goals) applicable to such
Award, (B) make provision

for a cash payment to the holder of an outstanding Award in
consideration for the cancelation of such Award, including,

in the case of an outstanding Option
or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value

(as of a
date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate
Exercise

Price of such Option or SAR, (C) cancel and terminate any Option or SAR having a per-Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to
such Option or SAR without any payment or consideration therefor or (D) in the case of an outstanding Option or SAR, establishing a date upon which such Award will expire unless
exercised prior thereto.
(c)

Substitute Awards

.

Awards

may be granted under the Plan in assumption of,
or in substitution for, outstanding awards previously granted by the Company or any of its
Affiliates or a company acquired by the Company or any of its Affiliates or with which the
Company or any of its Affiliates combines (“Substitute Awards”);

provided,

however, that in no
event may any Substitute Award be

granted in a manner that would violate the prohibitions on
repricing of Options and SARs set forth in Section 7(d).

The number of Shares underlying any
Substitute Awards

shall not be counted against the Share Limit; provided, however, that
Substitute Awards

issued or intended as Incentive Stock Options shall be counted against the
ISO Limit.
(d)

Sources of Shares Deliverable Under Awards.

Any Shares delivered
pursuant to an Award

may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares reacquired by the Company in any manner.

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SECTION 5.

Eligibility.

Any Eligible Person shall be eligible to receive an
Award.
SECTION 6.

Awards.

(a)

Types of Awards

.

Awards

may be made under the
Plan in the form of (i) Options (including Incentive Stock Options), (ii) SARs, (iii) Restricted
Shares, (iv) RSUs, (v) Cash Incentive Awards or

(vi) other equity-based or equity-related
Awards that the Committee

determines are consistent with the purpose of the Plan and the interests of the Company.

The Committee shall determine all terms and conditions of each
Award (including

any Performance Criteria applicable thereto), which shall be set forth in the applicable Award Agreement.
(b)

Options.

(i)

General.

Each Option shall be a Nonqualified Stock Option
unless the applicable Award

Agreement expressly states that the Option is intended to be an
Incentive Stock Option.

In the case of Incentive Stock Options, the terms and conditions of such
Awards shall be subject

to and comply with such rules as may be prescribed by Section 421 and
422 of the Code and any regulations related thereto, as may be amended from time to time.

If,
for any reason, an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such
Option (or portion thereof) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.
(ii)

Exercise Price.

The Exercise Price of each Share covered by each
Option shall be not less than 100% of the Fair Market Value

of such Share (determined as of the
date the Option is granted); provided, however, that in the case of each Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the per-Share Exercise Price shall be no less than 110% of the Fair Market Value per Share on the
date of the grant.
(iii)

Vesting

and Exercise.

Except as otherwise specified in the applicable
Award Agreement,

each Option may only be exercised to the extent that it has vested at the time of exercise.

Each Option shall be deemed to be exercised when notice of such exercise has been given to the Company in accordance with the terms of the applicable Award

Agreement and full
payment pursuant to Section 6(b)(iv) for the Shares with respect to which the Option is exercised has been received by the Company.
(iv)

Payment.

No Shares shall be delivered pursuant to any exercise of an
Option until payment in full of the aggregate Exercise Price therefor is received by the Company.

Such payments may be made in cash (or its equivalent) or, in the Committee’s discretion,
through any other method (or combination of methods) approved by the Committee.
(v)

Expiration.

Except as otherwise set forth in the applicable Award
Agreement or required by Applicable Law, each Option shall expire immediately,

without any
payment, upon the earlier of (A) the tenth anniversary of the date the Option is granted and
(B) three months after the date the Participant who is holding the Option ceases to be a director, officer, employee or consultant of the Company or one of its Affiliates.

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(c)

SARs.
(i)

Exercise Price.

The Exercise Price of each Share covered by a SAR
shall be not less than 100% of the Fair Market Value

of such Share (determined as of the date the
SAR is granted).
(ii)

Rights on Exercise.

Except as otherwise specified in the applicable
Award Agreement,

each SAR may only be exercised to the extent that it has vested at the time of exercise.

Each SAR shall entitle the Participant to receive an amount of cash upon exercise equal to the excess, if any, of the Fair Market Value

of a Share on the date of exercise of the
SAR over the Exercise Price thereof.
(iii)

Expiration.

Except as otherwise set forth in the applicable Award
Agreement or required by Applicable Law, each SAR shall expire immediately,

without any
payment, upon the earlier of (A) the tenth anniversary of the date the SAR is granted and
(B) three months after the date the Participant who is holding the SAR ceases to be a director, officer, employee or consultant of the Company or one of its Affiliates.
(d)

Restricted Shares and RSUs.
(i)

Restricted Shares.

Each Restricted Share shall be subject to the
transfer restrictions and vesting and forfeiture provisions set forth in the applicable Award
Agreement.

If certificates representing Restricted Shares are registered in the name of the applicable Participant, such certificates shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares, and the Company may, at its discretion, retain physical possession of such certificates until such time as all applicable restrictions lapse.
(ii)

RSUs.

Each RSU shall be granted with respect to a specified number of Shares (or a number of Shares determined pursuant to a specified formula) or shall have a value equal to the Fair Market Value

of a specified number of Shares (or a number of Shares
determined pursuant to a specified formula).

RSUs shall be paid in cash, Shares, other securities,
other Awards

or other property, upon the vesting thereof or such other date (or upon such other event) specified in the applicable Award

Agreement.
(e)

Cash Incentive Awards.

The Committee shall determine the applicable
Performance Criteria and other payment conditions with respect to each Cash Incentive Award.

The Committee may, in its discretion, reduce or increase the amount of any payment otherwise to be made in connection with Cash Incentive Awards.
(f)

Other Stock-Based Awards

.

The Committee shall have authority to grant to
Participants other equity-based or equity-related Awards

(whether payable in cash, equity or
otherwise), including fully vested Shares, in such amounts and subject to such terms and conditions as the Committee shall determine.

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SECTION 7.

General Award

Terms.
(a)

Dividends and Dividend Equivalents.

Any Award

(other than an Option,
SAR or Cash Incentive Award) may provide the Participant

with dividends or dividend
equivalents, payable in cash, Shares, other securities, other Awards or other property, on a
current or deferred or vested or unvested basis, including (i) payment directly to the Participant,
(ii) withholding of such amounts by the Company subject to vesting of the Award

or
(iii) reinvestment in additional Shares, Restricted Shares or other Awards.
(b)

Recoupment of Awards

.

Awards shall be subject

to the Company’s
compensation recoupment policy as may be established or amended from time to time (the
“Clawback Policy”).

The Company may require a Participant to forfeit, return or reimburse the
Company all or a portion of the Award and any

amounts paid thereunder pursuant to the terms of
the Clawback Policy or as necessary or appropriate to comply with Applicable Laws.
(c)

Repricing.

Notwithstanding anything herein to the contrary, in no event may any Option or SAR (i) be amended to decrease the Exercise Price thereof, (ii) be canceled at a time when its Exercise Price exceeds the Fair Market Value

of the underlying Shares in
exchange for another Award,

award under any other equity- compensation plan or any cash
payment or (iii) be subject to any action that would be treated, for accounting purposes, as a
“repricing” of such Option or SAR, unless such amendment, cancelation or action is approved by the Company’s stockholders.

For the avoidance of doubt, an adjustment to the Exercise Price of an Option or SAR that is made in accordance with Section 4(b) shall not be considered a reduction in Exercise Price or “repricing” of such Option or SAR.
SECTION 8.

Change of Control.

(a)

Unless otherwise determined by the Committee or otherwise provided in the
Award Agreement,

in the event of a Change of Control in which no provision is made for
(i) assumption of Awards

previously granted or (ii) substitution for such Awards of new awards covering stock of a successor corporation or its parent corporation or any of its Subsidiaries with appropriate adjustments as to the number and kinds of shares and the exercise prices, if applicable, (A) any outstanding Options or SARs that are unexercisable or otherwise unvested will automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change of Control, and in accordance with this Section 8(a), the
Committee will have authority to (x) make provision for a cash payment to the holder of such
Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value

(as of a date specified by the Committee) of the
Shares subject to such Option or SAR over the aggregate exercise price of such Option or SAR or (y) if deemed appropriate or desirable by the Committee, cancel and terminate any Option or
SAR having a per-Share exercise price equal to, or in excess of, the Fair Market Value of a Share
subject to such Option or SAR (as of a date specified by the Committee) without any payment or consideration therefor, (B) all Performance Criteria will automatically be deemed satisfied as of immediately prior to such Change of Control as if the date of the Change of Control were the last day of the applicable performance period, at either the target or actual level of performance (as determined by the Committee), and the Awards subject

to such Performance Criteria will be paid
out as soon as practicable following such Change of Control (in cash, securities or other

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property) or such later date as may be required to comply with Section 409A of the Code, to the extent Section 409A of the Code is or is likely to become applicable to any Participant and
(C) all other outstanding Awards (i.e.,

other than Options, SARs and Awards

subject to
Performance Criteria) then held by Participants that are unexercisable, unvested or still subject to restrictions or forfeiture, will automatically be deemed exercisable and vested and all restrictions and forfeiture provisions related thereto will lapse, as the case may be, as of immediately prior to such Change of Control and will be paid out (in cash, securities or other property) within 30 days following such Change of Control or such later date as may be required to comply with Section
409A of the Code, to the extent Section 409A of the Code is or is likely to become applicable to such Participants.
(b)

Unless otherwise determined by the Committee or otherwise provided in the
Award Agreement

or in another contractual agreement with a Participant, if within 24 months following a Change of Control in which the acquirer assumes Awards previously granted or
substitutes Awards

for new awards covering stock of a successor corporation or its parent corporation or any of its Subsidiaries in the manner set forth in Section 8(a) hereof, a
Participant’s service relationship is terminated by the Company (or its successor) without Cause,
(i) any outstanding Options or SARs then held by such Participant that are unexercisable or otherwise unvested will automatically be deemed exercisable or otherwise vested, as the case may be, as of the date of such termination, and will remain exercisable until the earlier of the expiration of the existing term of such Option or SAR and 90 days following the date of such termination, (ii) all Awards

then subject to Performance Conditions then held by such Participant will automatically vest as of the date of such termination, as if such date were the last day of the applicable performance period, at either the target or actual level of performance (as determined by the Committee), and such deemed earned amount will be paid out as soon as practicable following such termination (in cash, securities or other property) or such later date as may be required to comply with Section 409A of the Code, to the extent Section 409A of the Code is or is likely to become applicable to such Participant and (C) all other outstanding Awards

(i.e.,
other than Options, SARs and Awards subject

to Performance Conditions) then held by such
Participant that are unexercisable, unvested or still subject to restrictions or forfeiture, will automatically be deemed exercisable and vested and all restrictions and forfeiture provisions related thereto will lapse as of the date of such termination and will be paid out (in cash, securities or other property) as soon as practicable following such date of termination or such later date as may be required to comply with Section 409A of the Code, to the extent Section
409A of the Code is or is likely to become applicable to such Participant.
(c)

For the purposes of this Section 8, an Award

will be considered assumed or
substituted if appropriate adjustments are made to the number and kind of shares and exercise prices, if applicable, as the Committee determines will preserve the material terms and conditions of such Award

as in effect immediately prior to the Change of Control, including with respect to vesting schedule, intrinsic value of the Award

(if any) as of the Change of Control,
transferability of shares underlying such Award

and that, following the Change of Control, the
Award

confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Class A Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding

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Shares); provided, however,

that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its parent corporation, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or SAR or upon the payout of another award for each Share subject to such Award, to be

solely common stock of the successor corporation or its parent corporation equal in fair market value to the per share consideration received by holders of Class A Common
Stock in the Change of Control.
(d)

With respect to an Award

that constitutes deferred compensation within the
meaning of Section 409A of the Code, to the extent Section 409A of the Code is or is likely to become applicable to the Participant holding such Award,

payment or settlement of such Award
may accelerate upon a Change of Control for purposes of the Plan or any Award

Agreement only
if such Change of Control also constitutes a “change in ownership”, “change in effective control”
or “change in the ownership of a substantial portion of the Company’s assets” as defined under
Section 409A of the Code (it being understood that vesting of the Award may accelerate upon a
Change of Control, even if payment or settlement of the Award may not accelerate pursuant to
this sentence.
SECTION 9.

General Provisions.

(a)

Nontransferability.

During the
Participant’s lifetime, each Award

(and any rights and obligations thereunder) shall be
exercisable only by the Participant, or, if permissible under Applicable Law,

by the Participant’s
legal guardian or representative, and no Award

(or any rights and obligations thereunder) may be
assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a
Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. All terms and conditions of the Plan and the applicable Award

Agreements shall
be binding upon any permitted successors and assigns.
(b)

No Rights to Awards

.

No Participant or other Person shall have any claim to
be granted any Award,

and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards.

The terms and conditions of Awards

and the Committee’s
determinations and interpretations with respect thereto need not be the same with respect to each
Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.
(c)

Share Certificates.

All certificates for Shares or other securities of the
Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof
shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other
requirements of the SEC, the Applicable Exchange and any Applicable Law and the Committee
may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any Applicable Law, the Company shall not deliver to any
Participant certificates evidencing Shares issued in connection with any Award and instead such

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Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
(d)

Withholding.

A Participant may be required to pay to the Company or any
Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award,

from any payment due or transfer made under any Award

or under
the Plan or from any compensation or other amount owing to a Participant, the amount (in cash,
Shares, other securities, other Awards

or other property) of any applicable withholding taxes in
respect of an Award, its

exercise or any payment or transfer under an Award

or under the Plan
and to take such other action as may be necessary in the opinion of the Committee or the
Company to satisfy all obligations for the payment of such taxes, except to the extent such withholding would result in penalties under Section 409A of the Code.

Without limiting the
generality of the foregoing, subject to the Committee’s prior approval, a Participant may satisfy, in whole or in part, such withholding liability by having the Company withhold from the number of Shares otherwise issuable pursuant to the Award,

a number of Shares having a Fair Market
Value

equal to such withholding liability.
(e)

Section 409A.

(i)

It is intended that the provisions of the Plan comply with
Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.
(ii)

No Participant or the creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the
Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment.

Except as permitted under Section 409A of the Code,
any deferred compensation (within the meaning of Section 409A of the Code) payable to any
Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company or any of its Affiliates.
(iii)

If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (A) such Participant shall be a specified employee
(within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (B) the Company shall make a good faith determination that an amount payable pursuant to an Award

constitutes deferred compensation
(within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after such six-month period.

Such amount shall be paid without interest, unless otherwise determined by the Committee, in its sole discretion, or as otherwise provided in any applicable employment agreement between the Company and the relevant Participant. For purposes of
Section 409A of the Code, any right to a series of installment payments under any Award shall
be treated as a right to a series of separate payments.
(iv)

Notwithstanding any provision of the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company

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reserves the right to make amendments to any Award

as the Company deems necessary or
desirable to avoid the imposition of taxes or penalties under Section 409A of the Code.

In any
case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Award

(including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.
(f)

Award Agreements.

Each Award hereunder

shall be evidenced by an Award
Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award

and any rules applicable thereto.
(g)

No Limit on Other Compensation Arrangements.

Nothing contained in the
Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements (including other equity-based awards and cash incentive awards), and such arrangements may be either generally applicable or applicable only in specific cases.
(h)

No Right to Employment.

The grant of an Award

shall not be construed as
giving a Participant the right to be retained as a director, officer,

employee or consultant of or to
the Company or any Affiliate, nor shall it be construed as giving a Participant any rights to continued service on the Board.

Further, the Company or an Affiliate may at any time dismiss a
Participant from employment or discontinue any directorship or consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award

Agreement.
(i)

No Rights as Stockholder.

No Participant or holder or beneficiary of any
Award shall have

any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares.

In connection with each grant of
Restricted Shares, except as provided in the applicable Award

Agreement, the Participant shall
be entitled to the rights of a stockholder (including the right to vote) in respect of such Restricted
Shares.

Except as otherwise provided in Section 4(b) or the applicable Award

Agreement, no
adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to,
Shares subject to an Award

for which the record date is prior to the date such Shares are delivered.
(j)

Governing Law.

The validity, construction and effect of the Plan

and any
rules and regulations relating to the Plan and any Award Agreement shall be determined in
accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.
(k)

Severability.

If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under

any law deemed applicable by the Committee,
such provision shall be construed or deemed amended to conform to such law, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such

provision shall be construed or deemed stricken

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as to such jurisdiction, Person or Award

and the remainder of the Plan and any such Award

shall
remain in full force and effect.
(l)

Other Laws; Restrictions on Transfer of Shares.

The Committee may refuse
to issue or transfer any Shares or other consideration under an Award if it determines that the
issuance or transfer of such Shares or such other consideration might violate any Applicable Law or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly

refunded to the relevant Participant, holder or
beneficiary.
(m)

No Trust or Fund Created.

Neither the Plan nor any Award

shall create or be
construed to create a trust or separate fund of any kind or a fiduciary relationship between the
Company or any Affiliate, on one hand, and a Participant or any other Person, on the other.

To
the extent that any Person acquires a right to receive payments from the Company or any
Affiliate pursuant to an Award,

such right shall be no greater than the right of any unsecured general

creditor of the Company or such Affiliate.
(n)

No Fractional Shares.

No fractional Shares shall be issued or delivered
pursuant to the Plan or any Award,

and the Committee shall determine whether cash, other
securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
(o)

Headings and Construction.

Headings are given to the Sections and
subsections of the Plan solely as a convenience to facilitate reference.

Such headings shall not
be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Whenever the words “include”, “includes” or “including” are used in the
Plan, they shall be deemed to be followed by the words “but not limited to”, and the word “or”
shall not be deemed to be exclusive.
SECTION 10.

Amendment and Termination.

(a)

Amendments to the Plan.

Subject to any Applicable Law, the Plan may be amended, modified or terminated by the Board without the approval of the stockholders of the Company, except that stockholder approval shall be required for any amendment that would (i) increase the Share Limit, the ISO Limit or the
Director Pay Limit (except for increases pursuant to an adjustment under Section 4(b)) or an increase under Section 4(a), (ii) expand the class of employees or other individuals eligible to participate in the Plan, (iii) extend the Expiration Date or (iv) result in any amendment, cancellation or action described in Section 7(d) being permitted without the approval of the
Company’s stockholders.

No amendment, modification or termination of the Plan may, without the consent of the Participant to whom any Award

shall previously have been granted, materially
and adversely affect the rights of such Participant (or his or her transferee) under such Award, unless otherwise provided in the applicable Award

Agreement.
(b)

Amendments to Awards.

The Committee may waive any conditions or rights
under, amend any terms of, or alter, suspend, discontinue,

cancel or terminate any Award
previously granted, prospectively or retroactively; provided, however, that, except as set forth in the Plan, unless otherwise provided in the applicable Award

Agreement, any such waiver,

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amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely affect the rights of any Participant (or his or her transferee) under any
Award previously

granted shall not to that extent be effective without the consent of the applicable Participant or transferee.
SECTION 11.

Term of the Plan.

The Plan shall be effective as of the date of its
adoption by the Board and approval by the Company’s stockholders (the “Effective Date”).

No
Award shall be granted under the Plan after the tenth

anniversary of the Effective Date (the
“Expiration Date”).

Unless otherwise expressly provided in the Plan or in an applicable Award
Agreement, any Award

granted hereunder, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any
conditions or rights under any such Award, shall nevertheless continue thereafter.